Exhibit 10.7

EXHIBIT A

to the Coinbase Prime Broker Agreement

COINBASE CUSTODY SERVICES AGREEMENT

This Custody Agreement is entered into between Client and Coinbase Custody and forms a part of the Coinbase PBA between Client and the Coinbase Entities. Capitalized terms used in this Custody Agreement that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase PBA.

1.	Custody Accounts.

1.1	Accounts Established. Coinbase Custody shall establish and maintain a vault account for the purpose of storing Digital Assets (the “Vault Account”) and effecting Custody Transactions (as defined below) (the “Custodial Services”). Digital Assets credited to the Vault Account will be held by Coinbase Custody in one or more segregated wallets (each, a “Custody Wallet”) in Client’s name controlled and secured by Coinbase Custody.

1.2	Maintenance of Assets. Coinbase Custody is a fiduciary under Section 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act, and is licensed to custody Client Digital Assets in trust on Client’s behalf. Unless Client instructs Coinbase Custody to hold these assets as a bailee, Coinbase Custody will hold these assets in trust and administer them for Client’s benefit consistent with New York Estates, Powers, and Trusts Law § 13-A-4.1 and New York Banking Law § 100. Client Assets in Client’s Vault Account shall (i) be segregated from, and not commingled with, the assets held by Coinbase Custody as principal and the assets of other clients of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided herein, Coinbase Custody shall have no right, title, or interest in such Client Assets, and (iii) constitute custodial assets and Client’s property. Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law. Coinbase Custody shall not sell, transfer, assign, lend, hypothecate, pledge, or otherwise use or encumber Client Digital Assets in the Vault Account, except to sell, transfer, or assign such assets at the direction of Client.

2.	Vault Account.

2.1	Services Provided. The Custodial Services shall (a) permit Client (i) to transfer Client Digital Assets to and from the Vault Account, (ii) to deposit supported Digital Assets from a public blockchain address controlled by Client into the Vault Account, and (iii) to withdraw supported Digital Assets from the Vault Account to a public blockchain address controlled by Client, and (b) include certain additional services as may be agreed to between Client and Coinbase Custody from time to time. Each such transfer, deposit, or withdrawal shall be referred to as a “Custody Transaction” and shall conform to Instructions provided by Client through the Coinbase PB Site. Client must withdraw or deposit Digital Assets to public blockchain addresses and accounts owned by Client or an address for which Client has conducted the necessary Know Your Customer (“KYC”) and anti-money laundering (“AML”) due diligence. Coinbase Custody reserves the right to delay, refuse to process, or to cancel any pending Custody Transaction to comply with applicable law or in response to a subpoena, court order, or other binding government order, or to enforce transaction, threshold, and condition limits, or if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation, or rule of a governmental authority or self-regulatory organization, or if it perceives a risk of fraud or illegal activity.

2.2	Digital Asset Deposits and Withdrawals. Coinbase Custody will process Custody Transactions according to Instructions received from Client or Client’s Authorized Representatives. Client must verify all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Coinbase Custody shall have no liability, obligation, or responsibility whatsoever for Client Digital Asset transfers sent to or received from a wrong party or sent or received with inaccurate Instructions, and Coinbase Custody does not guarantee the identity of any user, receiver, requestee, or other party. Coinbase Custody reserves the right to charge network fees (as calculated by Coinbase Custody in its sole discretion) to process a Custody Transaction on Client’s behalf. Once Client has initiated a Digital Asset withdrawal, the associated Client Digital Assets will be in a pending state and will not be included in the Vault Account. Client acknowledges that Coinbase may not be able to reverse a withdrawal once initiated.

2.3	Digital Asset Storage and Transmission Delays. Coinbase Custody requires up to twenty-four (24) hours between any request to withdraw Digital Assets held in a Custody Wallet and submission of Client’s withdrawal to the applicable Digital Asset network. Coinbase Custody securely stores all Digital Asset private keys in offline storage, so it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal. Client acknowledges and agrees that a Custody Transaction may be delayed, and that Digital Assets shall not be deposited or withdrawn upon less than twenty-four (24) hours’ notice initiated from a Custody Wallet. The time of such request shall be the time such notice is transmitted from a Custody Wallet. With respect to the foregoing, Coinbase Custody makes no representations or warranties with respect to the availability or accessibility of (1) the Digital Assets, (2) a Custody Transaction, (3) the Vault Account, or (4) the Custodial Services. While Coinbase Custody will make reasonable efforts to process Client-initiated deposits in a timely manner, Coinbase Custody makes no representations or warranties regarding the amount of time needed to complete processing, as such processing is dependent upon many factors outside of Coinbase Custody’s control.

2.4	Supported Digital Assets. The Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time. Prior to initiating a deposit of a Digital Asset to Coinbase Custody, Client must confirm that Coinbase Custody offers Custodial Services for that specific Digital Asset. By initiating a deposit of any Digital Asset to the Vault Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Coinbase Custody. Under no circumstances should Client attempt to initiate a Custody Transaction or use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Coinbase Custody. Depositing or attempting to deposit Digital Assets that are not supported by Coinbase Custody may result in such Digital Asset being irretrievable by Client and Coinbase Custody. Client shall be fully responsible and liable, and Coinbase Custody shall have no liability, obligation, or responsibility whatsoever, regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Coinbase Custody does not support. Digital Assets supported by Coinbase Custody shall be listed on the Coinbase PB Site. Coinbase Custody shall provide Client with thirty (30) days’ written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement.

2.5	Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Vault Account and the Custodial Services. The resulting information may be utilized, reviewed, retained, and or disclosed by Coinbase Custody for its internal purposes or in accordance with the rules of any applicable legal, regulatory, or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process, or government request.

2.6	Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act, Coinbase Custody shall, upon written request, provide Client’s authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4) or an audit conducted pursuant to Rule 206(4)-2(b)(4), and (ii) that Client Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

2.7	Third Party Payments. The Custodial Services are not intended to facilitate third party payments of any kind. As such, Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality, or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Vault Account.

3.	Staking

3.1	Staking with Coinbase Custody Validators. For certain supported Digital Assets, Client may engage with Coinbase Custody to provide validator services for such supported Digital Assets pursuant to a separate agreement.

3.2	Staking With Third Party Validators. Client may engage with third-party service providers (“Third Party Staking Service Providers”) to provide validator services for Client’s Digital Assets. From time to time, Coinbase Custody may allow Client to select or designate (A) certain Third Party Staking Service Providers directly via the Coinbase PB Site, or (B) an arbitrary Third Party Staking Service Provider by manually entering the applicable staking or delegate address for such provider via the Coinbase PB Site (collectively, the “Third Party Staking Services”). Notwithstanding the affiliate relationship between the Coinbase Entities and Coinbase Crypto Services, LLC (d/b/a “Coinbase Cloud,” f/k/a Bison Trails), all staking services provided by Coinbase Cloud shall be deemed Third Party Staking Services and Coinbase Cloud shall be deemed a Third Party Staking Service Provider for purposes of this Section.

(i)	Third Party Staking Service Providers may require that Client withdraw its Digital Assets from Client’s Vault Account and transfer such assets to such Third Party Staking Service Provider, in which case, subject to any bonding, unbonding, warm-up, lockup, or any other restrictions on the applicable blockchain network, Client may do so in accordance with this Coinbase PBA.

(ii)	Client hereby acknowledges and agrees that: (1) the availability of any Third Party Staking Service Providers on the Coinbase PB Site does not constitute an endorsement or approval by any Coinbase Entity of any such Third Party Staking Service Provider; (2) by electing to stake or delegate Client’s Digital Assets to any Third Party Staking Service Provider, including via the Third Party Staking Services, Client is subject to such Third Party Staking Service Provider’s terms of use, terms of service, or other applicable agreements; and (3) Third Party Staking Service Providers may require that Client’s Digital Assets be transferred on-chain to a wallet, public key, or smart contract address not controlled by Coinbase Custody or any other Coinbase Entity.

(iii)	Client is solely responsible for Client’s use of any Third Party Staking Service Providers and Third Party Staking Services. Client must ensure that the applicable staking or delegate address for any Third Party Staking Service Provider is accurately entered and updated from time to time, as necessary. There is no assurance that the Third Party Staking Services or any Third Party Staking Service Provider will be available, function, or operate as expected. Client may not receive any rewards regardless of the amount of time or the number of Digital Assets staked or delegated to Third Party Staking Service Providers. In addition, Client’s Digital Assets may be subject to slashing or a total loss due to Client’s use of Third Party Staking Service Providers, including via the Third Party Staking Services. The Coinbase Entities bear no responsibility whatsoever with respect to any decision made by Client to stake or delegate Digital Assets to any Third Party Staking Service Provider, including via the Third Party Staking Services, or any losses, damages, or liabilities arising therefrom.

4.	Coinbase Custody Obligations

4.1	Bookkeeping. Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment, and reinvestment of Client Assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.

4.2	Insurance. Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the Custodial Services provided hereunder.

5.	Additional Matters

In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through, or with the assistance of affiliates of, or vendors to, Coinbase Custody. Client shall receive notice of any material change in the entities that provide the Custodial Services.

[Remainder of page intentionally left blank]

4